AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1999
                                        REGISTRATION STATEMENT NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

                       NEW YORK                           14-1644018
             (State or other jurisdiction             (I.R.S. Employer
           of incorporation or organization)        Identification Number)

                             3040 SCIENCE PARK ROAD
                              SAN DIEGO, CA 92121
                                 (619) 558-4300

   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                THEODORE D. ROTH
                                    PRESIDENT
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
          (Name, address, including zip code, and telephone number, of agent for service of process)

                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-63255
          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ---------
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  -------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
          Title of
         Securities                   Amount                  Proposed                  Proposed              Amount
            To Be                      To Be                   Maximum                   Maximum                of
         Registered                Registered(1)           Offering Price               Aggregate          Registration
                                                             Per Unit(2)                Offering              Fee(3)
                                                                                        Price(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value          377,291                  $3.219                 $1,214,500.00           $337.64

---------------------------------------------------------------------------------------------------------------------------

                                  -------------
1. The number of shares of Common Stock included in the Registration Statement is derived by dividing (a) $1,214,500, 20% of the Proposed Maximum Aggregate Offering Price of the shares of Common Stock registered under the Registrant's Registration Statement on Form S-3 (File No. 333-63255), by (b) $3.219, the Proposed Maximum Offering Price Per Unit. See notes 2 and 3 below.
2. Estimated for the purpose of computing the registration fee, based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on December 31, 1998 in accordance with Rule 457 under the Securities Act of 1933.
3. 1,750,000 shares were registered under SEC File No. 333-63255, for which a filing fee of $1,688.16 was paid.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          This Registration Statement filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended, hereby incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-63255) filed on September 11, 1998, as amended by Amendment No. 1 filed on October 16, 1998.

                                    EXHIBITS


          5.        Opinion of Stroock & Stroock & Lavan, counsel for
                    Registrant.*

          23.   (a) Consent of Stroock & Stroock & Lavan (included in
                    Exhibit 5 hereof).*
                (b) Consent of Ernst & Young LLP, Independent
                    Auditors.*

          24.       Power of Attorney.*

--------
   *  Filed herewith

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 5, 1999.

                                    ALLIANCE PHARMACEUTICAL CORP.
                                    (Registrant)

Date: January 5, 1999                By:   /S/  THEODORE D. ROTH
                                         -------------------------
                                         Theodore D. Roth
                                         President and Chief Operating Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


 SIGNATURE                    TITLE                                  DATE
 ----------                  ------                                  -----

/S/  DUANE J. ROTH            Chairman of the Board             January 5, 1999
-----------------------       of Directors and Chief
Duane J. Roth                 Executive Officer


/S/  THEODORE D. ROTH         Director, President and Chief     January 5, 1999
------------------------      Operating Officer
Theodore D. Roth

/S/  TIM T. HART              Chief Financial Officer,          January 5, 1999
------------------------      Treasurer and Chief
Tim T. Hart                   Accounting Officer


/S/ PEDRO CUATRECASAS, M.D.   Director                          January 5, 1999
--------------------------
Pedro Cuatrecasas, M.D.


/S/  CARROLL O. JOHNSON       Director                          January 5, 1999
-------------------------
 Carroll O. Johnson


/S/  STEPHEN M. MCGRATH       Director                          January 5, 1999
------------------------
Stephen M. McGrath


/S/  HELEN M. RANNEY, M.D.    Director                          January 5, 1999
-------------------------
Helen M. Ranney, M.D.


--------------------------    Director
Thomas F. Zuck, M.D.


/S/  DONALD E. O'NEILL        Director                          January 5, 1999
-------------------------
Donald E. O'Neill


-------------------------     Director
Jean G. Riess, Ph.D.

EXHIBITS INDEX

          5.        Opinion of Stroock & Stroock & Lavan, counsel for
                    Registrant.*

          23.   (a) Consent of Stroock & Stroock & Lavan (included in
                    Exhibit 5 hereof).*
                (b) Consent of Ernst & Young LLP, Independent
                    Auditors.*

          24.       Power of Attorney.*

--------
   *  Filed herewith